UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2006

THE STRIDE RITE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-4404	04-1399290
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

191 Spring Street, PO Box 9191, Lexington, Massachusetts 02420

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 824-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2006, The Stride Rite Corporation announced that its Board of Directors had appointed Mark J. Cocozza as a new independent director effective May 25, 2006. Mr. Cocozza brings more than 30 years of footwear industry experience to the Company’s Board. From 1998 to 2004, he served as Chairman and CEO of Maxwell Shoe Company, Inc., a designer and marketer of casual and dress shoes for men, women and children under well-known labels including AK Anne Klein, Joan and David, Dockers and Mootsies Tootsies. He also served as Maxwell’s Chief Operating Officer from 1994 to 1998 and Brand President from 1987 to 1994. Prior to joining Maxwell, Mr. Cocozza spent 16 years at Stride Rite serving in a number of managerial positions, including President of its Sperry Top-Sider division. Mr. Cocozza currently serves as Chairman of Modern Shoe Co. and is a trustee of Lawrence General Hospital. He holds a BA from Lowell Technical Institute and an MBA from Suffolk University.

Mr. Cocozza was appointed as a Class II Director, whose term expires at the 2007 Annual Meeting of Shareholders of the Company. Mr. Cocozza was also appointed to the Investment Committee of the Board of Directors effective May 25, 2006. As previously disclosed, the Company entered into an Agreement with Barington Companies Equity Partners, L.P. and certain other parties that are signatories thereto (collectively, the “Barington Group”) on February 28, 2006 pursuant to which the Company agreed to increase the size of its Board of Directors from eight to nine members and to add an independent director to the Board to fill the vacant seat. By an agreement between Stride Rite and the Barington Group dated May 25, 2006 (the “May Agreement”), the Barington Group and the Company agreed on Mr. Cocozza’s appointment as the new independent director. In the May Agreement, the Company also agreed to nominate, and to use reasonable best efforts to cause the election of, Mr. Cocozza as a Class II Director at the 2007 Annual Meeting of Shareholders.

There are no arrangements or understandings between Mr. Cocozza and any other person pursuant to which he was appointed as a director. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Cocozza, or members of his immediate family, had or will have a direct or indirect material interest, other than compensation that Mr. Cocozza will receive as a non-employee director of the Company.

A copy of the press release announcing Mr. Cocozza’s appointment to the Board of Directors is furnished herewith as Exhibit 99.1 and a copy of the May Agreement is attached hereto as Exhibit 99.2, and each is incorporated herein by reference. The description of the terms of the May Agreement is qualified in its entirety by reference to the full text of the May Agreement.

Item 8.01. Other Events.

In addition to the agreement to appoint Mr. Cocozza discussed in Item 5.02 above, the Company also agreed in the May Agreement to permit representatives of the Barington Group to meet in person with the Board of Directors of the Company on a quarterly basis.

The May Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The description of the May Agreement is qualified in its entirety by reference to the full text of the May Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by The Stride Rite Corporation on May 26, 2006.

99.2	Agreement by and among The Stride Rite Corporation, Barington Companies Equity Partners, L.P., Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, L.L.C. and C4S & Co., L.L.C., dated May 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

THE STRIDE RITE CORPORATION

Dated: May 30, 2006	By:	/s/ Frank A. Caruso
	Name:	Frank A. Caruso
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by The Stride Rite Corporation on May 26, 2006.

99.2	Agreement by and among The Stride Rite Corporation, Barington Companies Equity Partners, L.P., Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, L.L.C. and C4S & Co., L.L.C., dated May 25, 2006.